*Certain portions of this Exhibit have been omitted where indicated by an "*" pursuant to a request for confidential treatment, and the omitted portions have been separately filed with the Commission.

                                                                    Exhibit 10.5

                       NETWORK PRODUCTS PURCHASE AGREEMENT

Northern Telecom Inc., a Delaware corporation having offices at 2350 Lakeside Bvld., Richardson, TX, 75082 ("Nortel") and Focal Communications Corporation, a Delaware corporation, having its principal offices and place of business at 300
W. Washington Street, Suite 1408, Chicago, IL 60606 ("Buyer") agree as follows:

1.       SCOPE

         1.1 Certain terms used in this Agreement shall be defined as set forth in Exhibit A.

         1.2 The terms and conditions of this Agreement shall apply to the purchase by Buyer and the sale by Nortel of Equipment and Services and the licensing of Software furnished in connection with such Equipment. The terms and conditions contained in a Product Attachment shall modify and/or supplement the other terms and conditions of this Agreement, only with respect to the Product Line and Services described in the Product Attachment, subject to Section 18.6 herein.

         1.3 All Products and Services obtained by Buyer pursuant to this Agreement shall be obtained by Buyer solely for initial use by Buyer in its internal business to provide services available through its networks, and not as stock in trade or inventory which is intended for resale by Buyer to any third party as new and unused material. All such Products shall be installed in the United States.

2.       TERM

         2.1 This Agreement shall be in effect during the period that any Product Attachment is in effect. Each Product Attachment shall be in effect during its Product Attachment Term. This Agreement or any part thereof may be terminated in accordance with the express provisions of this Agreement concerning termination or by written agreement of the parties.

         2.2 The termination of this Agreement or any part thereof shall not affect the obligations of either party thereunder which have not been fully performed with respect to any accepted Order, unless such Order is expressly terminated in accordance with this Agreement or by written agreement of the parties.

3.       ORDERING

         All purchases pursuant to this Agreement shall be made by means of Orders issued from time to time by Buyer and accepted by Nortel in writing within fifteen (15) days. Otherwise, any such Order shall be deemed to be void. Should Nortel not accept an Order, Nortel shall advise the Buyer in writing of the reason or reasons that the Order was not accepted and shall provide the Buyer the opportunity to correct the Order so that it may be accepted by Nortel. All Orders shall reference this Agreement and the applicable Product Attachment and shall be governed solely by the terms and conditions set forth herein as modified and/or supplemented pursuant to Section 1.2 by the terms and conditions of any applicable Product Attachments.

4.       PRICES

         4.1 The prices, charges, and fees applicable to Orders shall be set forth in the appropriate Product Attachments and may be revised in accordance with the provisions stated therein. Buyer shall pay transportation charges, including insurance, in accordance with the applicable Product Attachment.

         4.2 Until the total of all prices, charges and fees for Products and related Services furnished hereunder shall have been paid to Nortel, Buyer shall cooperate with Nortel in perfecting Nortel's purchase money security interest in such Products and Buyer shall promptly execute all documents and take all actions required by Nortel in connection therewith. Unless otherwise agreed in writing Buyer shall not sell, lease or otherwise transfer such Products or any portion thereof or allow any liens or encumbrances to attach to such Products or any portion thereof prior to payment in full to Nortel of the total of all such prices, charges, and fees.

5.       TERMS OF PAYMENT

         5.1 The amounts payable for Products and/or Services may be invoiced by Nortel to Buyer in accordance with the applicable Product Attachments. All amounts payable and properly invoiced pursuant to this Agreement shall be paid by Buyer to Nortel within thirty (30) days from the date of Nortel's invoice in accordance with the payment instructions contained in such invoice.

         5.2 Overdue payments, excluding those which are the subject of a good faith dispute, shall be subject to interest charges, calculated daily commencing on the 31st day after the date of the invoice, at one and one half percent (11/2%) per month or such lesser rate as may be the maximum permissible rate under applicable law.

6.       TAXES

         Buyer shall at Nortel's direction promptly pay to Nortel or pay directly to the applicable government or taxing authority, if requested by Nortel, all taxes and charges, including, without limitation, penalties and interest, which may be imposed by any federal, state, or local governmental or taxing authority arising hereunder, such as, but not limited to all such taxes and charges relating to the purchase, license, ownership, possession, use, operation and/or relocation of any Equipment, Software, or Services furnished by Seller pursuant to this Agreement, excluding, however, all taxes computed upon the net income of Nortel. Buyer's obligations pursuant to this Section 6 shall survive any termination of this Agreement.

7.       RISK OF LOSS, TITLE

         7.1 Risk of loss or damage to Products shall pass to Buyer upon delivery to the loading dock at the installation site or other delivery location specified by Buyer in its Order, and Buyer shall keep such Products fully insured for the total amount then due Nortel for such Products. Nortel shall bear the risk of loss or damage to the Products if the loss or damages is the result of Nortel's negligence or willful misconduct.

         7.2 Good title to Equipment furnished hereunder which shall be free and clear of all liens and encumbrances shall vest in Buyer upon full payment by Buyer of the total prices, charges and fees payable by Buyer for such Equipment and any related Software or Services furnished by Nortel in connection with such Equipment.

         7.3 Buyer shall receive a license to use Software subject to the terms set forth in Exhibit B.

8.       TESTING, TURNOVER AND ACCEPTANCE

         8.1 If Nortel installs any Products furnished hereunder, the rights and obligations of the parties with respect to testing, turnover and acceptance of such Products shall be as set forth in the applicable Product Attachment.

         8.2 If Nortel does not install Products furnished hereunder, Nortel shall prior to delivery of the Products perform such factory tests as Nortel determines to be appropriate in order to confirm that such Products shall be in accordance with the applicable Specifications. Buyer shall be deemed to have accepted the Products upon completion of such tests.

         8.3 In the event that Buyer places Products into revenue-generating service, such Products shall be deemed to have been accepted by Buyer without limitation or restriction.

         8.4 Acceptance of the Products by Buyer shall not constitute a waiver by Buyer of its rights under the Warranty provisions set forth in Exhibit D of this Agreement.

9.       DISCLAIMERS OF WARRANTIES AND REMEDIES

         THE WARRANTIES AND REMEDIES SET FORTH IN EXHIBIT D AND IN ANY PRODUCT ATTACHMENT CONSTITUTE THE ONLY WARRANTIES OF

         NORTEL WITH RESPECT TO THE PRODUCTS AND SERVICES AND BUYER'S EXCLUSIVE REMEDIES IN THE EVENT SUCH WARRANTIES ARE
         BREACHED. THEY ARE IN LIEU OF ALL OTHER WARRANTIES WRITTEN OR ORAL. STATUTORY, EXPRESS OR IMPLIED. INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NORTEL SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE
         WHATSOEVER. BEFORE OR AFTER THE PLACING OF ANY PRODUCT INTO
         SERVICE.

10.      LIABILITY FOR BODILY INJURY, PROPERTY DAMAGE AND PATENT
         INFRINGEMENT

         10.1 A party hereto shall defend the other party against any suit, claim, or proceeding brought against the other party for direct damages due to bodily injuries (including death) or damage to tangible property which allegedly result from the negligence or willful misconduct of the defending party in the performance of this Agreement. The defending party shall pay all litigation costs, reasonable attorney's fees, settlement payments and such direct damages awarded or resulting from any such suit, claim or proceeding.

         10.2 Nortel shall defend Buyer against any suit, claim or proceeding brought against Buyer alleging that any Products, excluding Vendor Items, furnished hereunder infringe any United States patent. Nortel shall pay all litigation costs, reasonable attorney's fees, settlement payments and any damages awarded or resulting from any such suit, claim or proceeding. With respect to Vendor Items, Nortel shall assign any rights with respect to infringement of U.S. patents granted to Nortel by the supplier of such Vendor Items to the extent of Nortel's right to do so.

         10.3 The party entitled to defense pursuant to Section 10.1 or 10.2 shall promptly advise the party required to provide such defense of the applicable suit, claim, or proceeding and shall cooperate with such party in the defense or settlement thereof. The party required to provide such defense shall have sole control of the defense of the applicable suit, claim, or proceeding and of all negotiations for its settlement or compromise.

         10.4 If an injunction is obtained against Buyer's use of any Products as a result of any suit, claim, or proceeding described in Section 10.2, Nortel shall at Nortel's option use its reasonable efforts to either:

                  10.4.1 procure for Buyer the right to continue using the portions of the Products enjoined from use; or

                  10.4.2 within a reasonable time, replace or modify the same with equivalent or better Products so that Buyer's use is not subject to any such injunction.

         10.5 If Nortel cannot perform under Section 10.4.1 or 10.4.2, Buyer shall have the right to return the infringing Products to Nortel upon written notice to Nortel, and in the event of such return, neither party shall have any further liabilities or obligations under this Agreement on account of such infringement or return, except Nortel shall refund the depreciated value of such Products carried on Buyer's books at the time of such return, less any outstanding monies due Nortel hereunder.

         10.6 The obligations of Nortel hereunder with respect to any suit, claim, or proceeding described in Section 10.2 shall not apply with respect to Products which are (a) manufactured or supplied by Nortel in accordance with any design or any special instruction furnished by Buyer, (b) used by Buyer in a manner or for a purpose not contemplated by this Agreement,
                  (c) located by Buyer outside the United States, or (d) used by Buyer in combination with other products not provided by Nortel, including, without limitation, any software developed solely by Buyer through the permitted use of Products furnished hereunder, provided the infringement arises from such combination or the use thereof. Buyer shall indemnify and hold Nortel harmless against any loss, cost, expense, damage, settlement or other liability, including, but not limited to, attorneys' fees, which may be incurred by Nortel with respect to any suit, claim, or proceeding described in this Section 10.6.

         10.7 Notwithstanding the above, Nortel shall have no obligation or liability with regard to any patent infringement suit, claim, or proceeding that may be made or brought against Buyer (i) alleging that method of use claims in such patent are infringed by any service offering and/or by any use by Buyer of Products furnished hereunder to make such service offering available or (ii) resulting in a settlement payment, or award of damages, or accounting of profits, where such settlement, award, or accounting is based on the revenues or profits earned or other value obtained by Buyer from its use of such Products and/or is based on the lost revenues or profits of third parties arising from Buyer's use of such Products.

         10.8 If Nortel determines that any Products are or may become the subject of a suit, claim, or proceeding as described in
                  Section 10.7, Nortel may provide Buyer with notice to that effect. Nortel shall have no liability to Buyer pursuant to
                  Section 10.2,10.4, or 10.5 with respect to Buyer's use of such Products which occurs subsequent to such notice. In addition to its obligations pursuant to Section 10.3, if Buyer becomes aware that any Products may become the subject of any such suit, claim, or proceeding before receiving any such notice from Nortel, Buyer shall provide Nortel with notice to that effect.

         10.9 After receipt of notice from Nortel pursuant to Section 10.8, Buyer shall have the option to return to Nortel the applicable Products identified in such notice and Nortel shall refund the depreciated value (as carried on the books of Buyer) of the returned Products to Buyer as more fully set forth in Section 10.5.

         10.10 The provisions of Sections 10.2 through 10.9 state the entire liability of Nortel and its suppliers and the exclusive remedy of Buyer with respect to any suits, claims, or proceedings of the nature described in Section 10.2.

         10.11 Each party's respective obligations pursuant to this Section shall survive any termination of this Agreement.

11.      REMEDIES AND LIMITATION OF LIABILITY

         11.1 Nortel shall have the right to suspend its performance by written notice to Buyer and forthwith remove and take possession of all Products that shall have been delivered to Buyer, if, prior to payment to Nortel of any amounts due pursuant to this Agreement with respect to such Products, Buyer shall (a) become insolvent or bankrupt or cease, be unable, or admit in writing its inability, to pay all debts as they mature, or make a general assignment for the benefit of, or enter into any arrangement with, creditors, (b) authorize, apply for, or consent to the appointment of, a receiver, trustee, or liquidator of all or a substantial part of its assets or have proceedings seeking such appointment commenced against it which are not terminated within ninety (90) days of such commencement, or (c) file a voluntary petition under any bankruptcy or insolvency law or under the reorganization or arrangement provisions of the United States Bankruptcy Code or any similar law of any jurisdiction or have proceedings under any such law instituted against it which are not terminated within ninety (90) days of such commencement.

         11.2 In the event of any material breach of this Agreement which shall continue for thirty (30) or more days after written notice of such breach (including a reasonably detailed statement of the nature of such breach) shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled at its option to avail itself of any and all remedies available at law or equity, except as otherwise provided in this Agreement.

         11.3 Nothing contained in Section 11.2 or elsewhere in this Agreement shall make Nortel liable for any incidental, indirect, consequential or special damages of any nature whatsoever for any breach of this Agreement whether the claims for such damages arise in tort, contract, or otherwise, or shall increase the liability of Nortel under Section 9 or 10 or Exhibit D beyond that prescribed therein.

         11.4 Nortel shall not be liable for any additional costs, expenses, losses or damages resulting from errors, acts or omissions of Buyer, including, but not limited to, inaccuracy, incompleteness or untimeliness in the provision of information by Buyer to Nortel or fulfillment by Buyer of any of its obligations under this Agreement.

         11.5 Any action for breach of this Agreement or to enforce any right hereunder shall be commenced within two (2) years after the cause of action accrues or it shall be deemed waived and barred, except any action for nonpayment by Buyer of any prices, charges, or fees payable hereunder may be brought by Nortel at any time permitted by applicable law.

         11.6 The limitations on Nortel's liability and other obligations set forth in Sections 9,10, and 11 shall survive any termination of this Agreement.

12.      FORCE MAJEURE

         If the performance by a party of any of its obligations under this Agreement shall be interfered with by reason of any circumstances beyond the reasonable control of that party, including without limitation, unavailability of supplies or sources of energy, power failure, breakdown of machinery, or labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, then that party shall be excused from such performance for a period equal to the delay resulting from the applicable circumstances and such additional period as may be reasonably necessary to allow that party to resume its performance. With respect to labor difficulties as described above, a party shall not be obligated to accede to any demands being made by employees or other personnel.

13.      CONFIDENTIAL INFORMATION

         13.1 Each party which receives the other party's Confidential Information shall use reasonable care to hold such Confidential Information in confidence and not disclose such Confidential Information to anyone other than to its employees and employees of its affiliates with a need to know. A party that receives the other party's Confidential Information shall not reproduce such Confidential Information, except to the extent reasonably required for the performance of its obligations pursuant to this Agreement and in connection with any permitted use of such Confidential Information.

         13.2 Buyer shall take reasonable care to use Nortel's Confidential Information only for study, operating, or maintenance purposes in connection with Buyer's use of Products furnished by Nortel pursuant to this Agreement.

         13.3 Nortel shall take reasonable care to use Buyer's Confidential Information only to perform Nortel's obligations to provide Products and/or Services to Buyer, provided

                  Nortel may use any of Buyer's Confidential Information for the development, manufacture, marketing and maintenance of new products and/or services and/or changes or modifications to the existing Products and/or Services, which Nortel may, in either case, provide to third parties without restriction.

         13.4 The obligations of either party pursuant to this Section 13 shall not extend to any Confidential Information which recipient can demonstrate through written documentation was already known to the recipient prior to its disclosure to the recipient, was known or generally available to the public at the time of disclosure to the recipient, becomes known or generally available to the public (other than by act of the recipient) subsequent to its disclosure to the recipient, is disclosed or made available in writing to the recipient by a third party having a bona fide right to do so, or is required to be disclosed by process of law, provided that the recipient shall notify the disclosing party promptly upon any request or demand for such disclosure.

         13.5 The parties' obligations pursuant to this Section 13 shall survive any termination of this Agreement.

14.      BUYER'S RESPONSIBILITIES

         14.1 All sites at which the Products shall be delivered or installed shall be prepared by Buyer in accordance with Nortel's standards, including, without limitation, environmental requirements.

         14.2 Buyer shall provide Nortel-designated personnel access to the Products during the times deemed necessary by Nortel to install, maintain and service the Products in accordance with Nortel's obligations. Nortel personnel shall comply with Buyer's reasonable site and security regulations, provided Nortel receives written notice of any such regulations reasonably in advance of the arrival of Nortel's personnel at the site.

         14.3 Buyer shall provide reasonable working space and facilities, including heat, light, ventilation, telephones, electrical current, trash removal and other necessary utilities for use by Nortel-designated maintenance personnel, and adequate secure storage space, if required by Nortel, for Products and materials. Buyer shall also provide adequate security for the Products while on Buyer's site.

         14.4 Buyer shall obtain all necessary governmental permits applicable to Buyer in connection with the installation, operation, and maintenance of Products furnished hereunder, excluding any applicable permits required in the normal course of Nortel's doing business.

         14.5 Any information which Nortel reasonably requests from Buyer and which is necessary for Nortel to properly install or maintain the Products shall be provided by Buyer to Nortel in a timely fashion and in a form reasonably specified by Nortel.

15.      HAZARDOUS MATERIALS

         15.1 Prior to issuing any Order for Services to be performed at Buyer's facilities, Buyer shall identify and notify Nortel in writing of the existence of all Hazardous Materials which Nortel may encounter during the performance of such Services, including, without limitation, any Hazardous Materials contained within any equipment to be removed by Nortel.

         15.2     If Buyer breaches its obligations pursuant to Section 15.1,
                  (a) Nortel may discontinue the performance of the appropriate Services until all the applicable Hazardous Materials have been removed or abated to Nortel's satisfaction by Buyer at Buyer's sole expense, and (b) Buyer shall defend, indemnify and hold Nortel harmless from any and all damages, claims, losses, liabilities and expenses, including, without limitation, attorneys' fees, which arise out of Buyer's breach of such obligations. Buyer's obligations pursuant to this
                  Section 15.2 shall survive any termination of this Agreement.

16.      SUBCONTRACTING

         Nortel may subcontract any of its obligations under this Agreement, but no such subcontract shall relieve Nortel of primary responsibility for performance of its obligations.

17.      REGULATORY COMPLIANCE

         In the event of any change in the Specifications or Nortel's manufacturing or delivery processes for any Products as a result of the imposition of requirements by any government, Nortel may upon notice to Buyer, increase its prices, charges and fees to cover the added costs and expenses directly incurred by Nortel as a result of such change.

18.      GENERAL

         18.1 If any of the provisions of this Agreement shall be invalid or unenforceable under applicable law and a party deems such provisions to be material, that party may terminate this Agreement upon notice to the other party. Otherwise, such invalidity or unenforceability shall not invalidate or render this Agreement unenforceable, but this Agreement shall be construed as if not containing the particular invalid or unenforceable provision and the rights and obligations of the parties shall be construed and enforced accordingly.

         18.2 A party shall not release without the prior written approval of the other party any advertising or other publicity relating to this Agreement wherein such other party may reasonably be identified. In addition each party shall take reasonable precautions to keep the existence and the contents of this Agreement confidential so long as this Agreement remains in effect *________________________________.

         18.3 The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of North Carolina, except for its rules with respect to the conflict of laws.

         18.4 Neither party may assign or transfer this Agreement or any of its rights hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld, except Buyer's consent shall not be required for any assignment or transfer by Nortel (a) to any Affiliate of all or any part of this Agreement or of Nortel's rights hereunder, or (b) to any third party of Nortel's right to receive any monies which may become due to Nortel pursuant to this Agreement.

         18.5 Notices and other communications shall be transmitted in writing by certified United States Mail, postage prepaid, return receipt requested, by guaranteed overnight delivery, or by facsimile addressed to the parties as follows:

                  To Buyer:     Focal Communications Corporation
                                300 W. Washington St. Suite 1408
                                Chicago, IL 60606
                                Attention: Executive Vice President
                                Facsimile: (312) 578-8403

                  To Nortel:    Northern Telecom Inc.
                                2221 Lakeside Blvd.
                                Richardson,TX 75083

                                Attention:  General Manager, Carrier
                                            Networks Facsimile: (972) 684-8845

                  In addition, notices submitted by Buyer to Nortel specific to any Product Attachment shall be delivered to the address stated in the applicable Product Attachment along with a copy submitted to Nortel at the address stated above.

                  Any notice or communication sent under this Agreement shall be deemed given upon receipt, as evidenced by the United States Postal Service return receipt Mail if given by certified United States Mail, on the following business day if sent by guaranteed overnight delivery, or on the transmission date if given by facsimile during the receiving party's normal business hours.

                  The address information listed for a party in this Section or any Product Attachment may be changed from time to time by that party by giving notice to the other as provided above.

         18.6 In the event of a conflict between the provisions of this Agreement which are not contained in a Product Attachment and the provisions of a Product Attachment, the provisions of the Product Attachment shall prevail with respect to the Product Line and Services described in that Product Attachment.

         18.7 All headings used herein are for index and reference purposes only, and shall not be given any substantive effect. This Agreement has been created jointly by the parties, and no rule of construction requiring interpretation against the drafter of this Agreement shall apply in its interpretation.

         18.8 Buyer shall not export any technical data received from Nortel pursuant to this Agreement, or release any such technical data with the knowledge or intent that such technical data will be exported or transmitted to any country or to foreign nationals of any country, except in accordance with applicable U.S. law concerning the exporting of such technical data. Buyer shall obtain all authorizations from the U.S. government in accordance with applicable law prior to exporting or transmitting any such technical data as described above.

         18.9 Any changes to this Agreement may only be effected if agreed upon in writing by duly authorized representatives of the parties hereto. No agency, partnership, joint venture, or other similar business relationship shall be or is created by this Agreement.

         18.10 This Agreement, including all Product Attachments and Exhibits constitutes the entire agreement of the parties with respect to the subject matter hereof.

NORTHERN TELECOM INC.                         FOCAL COMMUNICATIONS
                                              CORPORATION


By:   /s/ Vickie Yohe                         By: /s/ John Barnicle
      --------------------------------           -------------------------------
            (Signature)                              (Signature)


Name:   Vickie Yohe                           Name: John Barnicle
      --------------------------------              ----------------------------
        (Print)                                         (Print)


Title:  V.P. and General Manager              Title: Executive Vice President
      --------------------------------              ----------------------------

Date:   January 21, 1997                      Date: January 17, 1997
      --------------------------------              ----------------------------

                                    EXHIBIT A

                                   DEFINITIONS

As used in the Agreement (as defined below), the following initially capitalized terms shall have the following meanings:

"Affiliate" shall mean Nortel's parent corporation, Northern Telecom Limited and any corporation controlled directly or indirectly by Northern Telecom Limited through the ownership or control of shares or other securities in such corporation.

"Agreement" shall mean the Agreement to which this Exhibit is attached, and all Exhibits and Product Attachments.

"Confidential Information" shall mean all information, including, without limitation, specifications, drawings, documentation, know-how and pricing information, of every kind or description which may be disclosed by either party or an Affiliate to the other party in connection with this Agreement, provided the disclosing party shall clearly mark any such information which is disclosed in writing as the confidential property of the disclosing party and the disclosing party shall identify the confidential nature of any such information which it orally discloses at the time of such disclosure and shall provide a written summary of the orally disclosed information to the recipient within fifteen (15) days of such disclosure.

"Equipment" shall mean the hardware listed or otherwise identified in, or pursuant to, any Product Attachment.

"Exhibits" shall mean Exhibits A, B, C, and D attached hereto, and any additional Exhibits which Nortel and Buyer subsequently agree in writing shall be incorporated into, and made a part of the Agreement by reference.

"Hazardous Materials" shall mean any pollutants or dangerous, toxic or hazardous substances (including, without limitation, asbestos) as defined in, or pursuant to, the OSHA Hazard Communication Standard (29 CFR Part 1910, Subpart Z), the Resource Conservation and Recovery Act of 1976 (42 USC Section 6901, et seq.), the Toxic Substances Control Act (15 USC Section 2601, et seq.), the Comprehensive Environmental Response Compensation and Liability Act (42 USC
Section 9601, et seq.), and any other federal, state or local environmental law, ordinance, rule or regulation.

"Order" shall mean a written purchase order issued by Buyer to Nortel. Each Order shall specify on the face of the Order the types and quantities of Products and/or Services to be furnished by Nortel pursuant to the Order, the applicable prices, charges and/or fees with respect to such Products and/or Services, Buyer's facility to which the Products are to be delivered, the delivery and/or completion schedule, and any other information which may be required to be included in an Order in accordance with the provisions of this Agreement.

"Product Attachments" shall mean any Product Attachments which the parties agree in writing shall be incorporated into, and made a part of, this Agreement.

"Product Attachment Term" shall mean the period specified in a Product Attachment during which that Product Attachment shall be in effect.

"Product Line" shall mean the Products described in and which may be furnished pursuant to a specific Product Attachment.

"Products" shall mean any Equipment and/or Software which may be provided under this Agreement.

"Services" shall mean all services listed or otherwise identified in, or pursuant to, any Product Attachment which may be purchased from or provided by Nortel and which are associated with the Product Line described in that Product Attachment.

"Software" shall mean (a) programs in machine-readable code or firmware which
(i) are owned by, or licensed to, Nortel or any of its Affiliates, (ii) reside in Equipment memories, tapes, disks or other media, and (iii) provide basic logic operating instructions and user-related application instructions, and (b) documentation associated with any such programs which may be furnished by Nortel to Buyer from time to time.

"Specifications" shall mean, with respect to any Product Line, the specifications identified in the applicable Product Attachment, provided Nortel shall have the right at its sole discretion to modify, change or amend such specifications at any time.

"Third Party Software Vendor" shall mean any supplier of programs contained in the Software which is not an Affiliate.

"Vendor Items" shall mean, with respect to a Product Line, those portions of the Product which are identified in the applicable Product Attachment as Vendor Items.

"Warranty Period" shall mean, with respect to a Product Line, the Warranty Period specified in the applicable Product Attachment.

                                    EXHIBIT B

                                SOFTWARE LICENSE

1. Buyer acknowledges that the Software may contain programs which have been supplied by, and are proprietary to, Third Party Software Vendors. In addition to the terms and conditions herein, Buyer shall abide by any additional terms and conditions provided by Nortel to Buyer with respect to any Software provided by any Third Party Software Vendor.

2. Upon Buyer's payment to Nortel of the applicable fees with respect to any Software furnished to Buyer pursuant to this Agreement, Buyer shall be granted a personal, non-exclusive, paid-up license to use the version of the Software furnished to Buyer only in conjunction with Buyer's use of the Equipment with respect to which such Software was furnished for the life of that Equipment as it may be repaired or modified. Buyer shall be granted no title or ownership rights to the Software, which rights shall remain in Nortel or its suppliers.

3. As a condition precedent to this license and to the supply of Software by Nortel pursuant to the Agreement, Nortel requires Buyer to give proper assurances to Nortel for the protection of the Software. Accordingly, all Software supplied by Nortel under or in implementation of the Agreement shall be treated by Buyer as the exclusive property, and as proprietary and a TRADE SECRET, of Nortel and/or its suppliers, as appropriate, and Buyer shall: a) hold the Software, including, without limitation, any methods or concepts utilized therein in confidence for the benefit of Nortel and/or its suppliers, as appropriate; b) not provide or make the Software available to any person except to its employees on a 'need to know' basis; c) not reproduce, copy, or modify the Software in whole or in part except as authorized by Nortel; d) not attempt to decompile, reverse engineer, disassemble, reverse translate, or in any other manner decode the Software; e) issue adequate instructions to all persons, and take all actions reasonably necessary to satisfy Buyer's obligations under this license; and f) forthwith return to Nortel, or with Nortel's consent destroy, any magnetic tape, disc, semiconductor device or other memory device or system and/or documentation or other material, including, but not limited to all printed material furnished by Nortel to Buyer which shall be replaced, modified or updated.

4. The obligations of Buyer hereunder shall not extend to any information or data relating to the Software which is now available to the general public or becomes available by reason of acts or failures to act not attributable to Buyer.

5. Buyer shall not assign this license or sublicense any rights herein granted to any other party without Nortel's prior written consent.

6. Buyer shall indemnify and hold Nortel and its suppliers, as appropriate, harmless from any loss or damage resulting from a breach of this Exhibit B. The obligations of Buyer under this Exhibit B shall survive the termination of the Agreement and shall continue if the Software is removed from service.

                                    EXHIBIT C

                                     STORAGE

If Buyer notifies Nortel prior to the scheduled shipment date of Products that Buyer does not wish to receive such Products on the date agreed by the parties, or the installation site or other delivery location is not prepared in sufficient time for Nortel to make delivery in accordance with such date, or Buyer fails to take delivery of any portion of such Products, Nortel may place the applicable Products in storage. In that event Buyer shall be liable for all additional costs thereby incurred by Nortel. Delivery by Nortel of any Products to a storage location as provided above shall be deemed to constitute delivery of the Products to Buyer for purposes of this Agreement, including, without limitation, provisions for payment, invoicing, passage of risk of loss, and commencement of the Warranty Period.

                                    EXHIBIT D

                          LIMITED WARRANTS AND REMEDIES

1. Nortel warrants that the Equipment supplied hereunder will under normal use and service be free from defective material and faulty workmanship and will conform to the applicable Specifications for the Warranty Period specified in the Product Attachment with respect to such Equipment. The foregoing warranty shall not apply to items normally consumed in operation, such as, but not limited to, lamps and fuses or to Vendor Items. Any installation Services performed by Nortel with respect to such Equipment shall be free from defects in workmanship for the Warranty Period set forth in the applicable Product Attachment.

2. Nortel's sole obligation and Buyer's exclusive remedy under the warranty set forth in Section 1 above shall be limited to the replacement or repair, at Nortel's option and expense, of the defective Equipment, or correction of the defective installation Services. Replacement Equipment may be new or reconditioned at Nortel's option.

3. Nortel warrants that any Software licensed by Nortel to Buyer under this Agreement shall function during the Warranty Period of the Equipment with respect to which such Software is furnished without any material, service affecting nonconformance to the applicable Specifications, provided that Buyer shall have paid all Software support fees specified in the applicable Product Attachment. If the Software fails to so function, Buyer's sole remedy and Nortel's sole obligation under this warranty is for Nortel to correct such failure through, at Nortel's option, the replacement or modification of the Software or such other actions as Nortel reasonably determines to be appropriate.

4. Unless otherwise stated in a Product Attachment, (a) Nortel's warranties in Section 3 above shall only apply to the portion of the Software actually developed by Nortel or its Affiliates, (b) all other Software shall be provided by Nortel "AS IS", (c) Nortel shall assign to Buyer on a nonexclusive basis any warranty on such other Software provided to Nortel by the developer of such other Software to the extent of Nortel's legal right to do so.

5. The obligations and remedies set forth in Sections 1, 2, and 3 above shall be conditional upon: the Equipment not having been altered or repaired, the Software not having been modified, and the Products not having been installed outside the United States; any defect or nonconformance not being the result of mishandling, abuse, misuse, improper storage, improper performance of installation, other services, maintenance or operation by other than Nortel (including use in conjunction with any product which is incompatible with the applicable Equipment or Software or of inferior performance), and/or any error, act, or omission of Buyer described in Section 11.4; the Product not having been damaged by fire, explosion, power failure, power surge, or other power irregularity, lightning, failure to comply with all applicable environmental requirements for the Products specified by Nortel or any other applicable supplier, such as but not limited to temperature or humidity ranges, or any act of God, nature or public enemy; and written notice of the defect having been given to Nortel within the applicable Warranty Period.

6.       The performance by Nortel of any of its obligations described in
         Section 2 or 3 of this Exhibit D shall not extend the applicable Warranty Period except to the extent specified in the applicable Product Attachment.

7. Upon expiration of the applicable Warranty Period for Equipment furnished hereunder, repair and replacement Service for such Equipment shall be available to Buyer from Nortel in accordance with Nortel's then-current terms, conditions and prices. Such repair and replacement Service and notice of any discontinuance of such repair and replacement Service shall be available for a minimum period set forth in the Product Attachment applicable to such Equipment. This provision shall survive the expiration of this Agreement.

8. Unless Nortel elects to repair or replace defective Equipment at Buyer's facility, all Equipment to be repaired or replaced, whether in or out of warranty, shall be packed by Buyer in accordance with Nortel's instructions stated in the applicable Product Attachment and shipped at Buyer's expense and risk of loss to a location designated by Nortel. Replacement Equipment shall be returned to Buyer at Nortel's expense and risk of loss. Buyer shall ship the defective Equipment to Nortel within thirty (30) days of receipt of the replacement Equipment. In the event Nortel fails to receive such defective Equipment within such thirty (30) day period, Nortel shall invoice Buyer for the replacement Equipment at the then current price in effect therefor.

9. With respect to any Vendor Item furnished by Nortel to Buyer pursuant to this Agreement, Nortel shall assign to Buyer on a nonexclusive basis any warranty granted by the party that supplied such Vendor Item to Nortel to the extent of Nortel's right to do so.

10. Neither Nortel nor Nortel's suppliers, as appropriate, shall have any responsibility for warranties offered by Buyer to any of its customers. Buyer shall indemnify Nortel and Nortel's suppliers, as appropriate, with respect thereto.

                               PRODUCT ATTACHMENT
                            CARRIER NETWORKS PRODUCTS

Northern Telecom Inc. ("Nortel") and Focal Communications Corporation ("Buyer") agree as follows:

1.       INCORPORATION BY REFERENCE

         This Product Attachment shall be incorporated into and made a part of Network Products Purchase Agreement No. JRD0197FCC between Nortel and Buyer.

2.       DEFINITIONS

         For purposes of this Product Attachment:

         "Acceptance Criteria" shall mean, with respect to any Products installed by Nortel hereunder, the standards and specifications contained in the Nortel Installation Manuals which are applicable to such Products.

         "Equipment" shall mean the equipment listed in Schedule A.

         "Extension" shall mean Equipment and/or Software which Nortel engineers and installs and which is added to an Initial System after the Turnover Date of the Initial System.

         "Initial System" shall mean the Equipment and Software which is included in any configuration identified in Schedule A as an "Initial System."

         "Installation Site" shall mean Buyer's facility identified in an Order to which the applicable Products identified in such Order shall be delivered or at which the applicable Services, if any, are to be performed, respectively.

         "Merchandise" shall mean any Equipment which is not part of a System and with respect to which no engineering or installation Services shall be provided by Nortel.

         "Product Attachment Term" shall mean the period which shall commence on the date this Product Attachment is executed by the latter of the parties and shall expire thirty six (36) months thereafter.

         "Services" shall mean the services described in Schedule B.

         "Software" shall mean the software listed in Schedule A.

         "Specifications" shall mean with respect to any Products furnished hereunder, the specifications published by Nortel which Nortel identifies as its standard performance specifications for such Products as of the date of Buyer's Order for such Products.

         "System" shall mean any Initial System or Extension.

         "Turnover Date" shall mean, with respect to any Products installed by Nortel hereunder, the date on which Nortel provides the Turnover Notice to Buyer pursuant to Section 8.a. of this Product Attachment.

         "Warranty Period" shall mean, with respect to:

         (a) Any System, the period which shall commence upon the Turnover Date with respect to such System and shall expire twelve (12) months thereafter,

         (b) Merchandise, the period which shall commence upon the date of shipment with respect to such Merchandise by Nortel to Buyer and shall expire ninety (90) days thereafter,

         (c) Installation Services involving any System, the period which shall commence upon the Turnover Date with respect to such System and shall expire twelve (12) months thereafter,

         (d) Equipment which is repaired or replaced pursuant to Nortel's obligations under Exhibit D to the Agreement, the period commencing five (5) days after (i) shipment of the replacement Equipment to Buyer or (ii) completion of the repair at the Installation Site of the applicable Equipment and which shall expire on the later of ninety (90) days thereafter or the last day of the original Warranty Period with respect to the Equipment which was repaired or replaced, and

         (e) Software which was corrected pursuant to Nortel's obligations under Exhibit D to the Agreement, the period commencing upon delivery of the corrected Software by Nortel to Buyer and expiring on the later of ninety (90) days thereafter or the last day of the original Warranty Period with respect to such Software.

3.       SCOPE

a. Buyer shall during the Product Attachment Term issue Orders for a minimum of *_______ DMS-500 Initial Systems as described in Schedule A for delivery and installation in Buyer's facilities designated by Buyer. Buyer may during the Product Attachment Term issue Orders for additional DMS-500 Initial Systems and Extensions as described in Schedule A for delivery and installation in Buyer's facilities. Buyer shall pay the prices, fees and charges set forth in Schedule A for the Initial Systems and the Extensions in accordance with Section 7 of this Product Attachment.

b. During the Product Attachment Term Buyer shall purchase from Nortel *_____________ "Class 4" and "Class 5" switches (as those terms are used in the telecommunications industry), except that Buyer shall be relieved of its obligation to purchase *______________ "Class 4" and "Class 5" switches in the event the Buyer acquires a company through a merger or acquisition and which, at the time of the merger or acquisition, operates for "Class 4" and "Class 5" switches not manufactured by Nortel.

c. In the event Nortel fails, through no fault other than its own, to effect turnover of an Initial System within *___________________ following the date that Buyer approves in writing the floor plans prepared by Nortel for installation of the applicable Initial System, or the date that Buyer agrees in writing to the final hardware configuration for the applicable Initial systems (that date being the same date on which Buyer signs the completed Customer Information ("CI")), whichever occurs later, then Nortel shall pay Buyer, as liquidated damages and not as a penalty, and as Buyer's sole and exclusive remedy, the amount of *________________ per day for each day that Turnover is delayed beyond such *_________________ day. In no event shall Nortel's liability under this clause exceed *__________ for each Initial System ordered by Buyer pursuant to Section 3a above.


4.       SCHEDULES

         The following Schedules which are attached hereto are an integral part of the Product Attachment and are incorporated herein by reference:

                  Schedule A  - Products, Prices, and Fees
                  Schedule B  - Services and Charges
                  Schedule C  - Delivery
                  Schedule D  - Documentation

5.       ORDERING

         With respect to Section 3, ORDERING of the Agreement the following additional terms shall apply:

a. Buyer shall identify in each Order for Products whether the Products constitute an Initial System, Extension, or Merchandise. All Orders for Merchandise and/or any Services other than engineering and installation Services provided by Nortel in connection with an Order for an Initial System and/or an Extension shall be subject to written agreement of Buyer and Nortel on the applicable prices, charges and fees with respect thereto as required pursuant to Section 6, PRICING, of this Product Attachment.

b. Notwithstanding Exhibit C to the Agreement, Buyer may by written notice to Nortel cancel without charge any Order for Products and/or Services prior to the delivery date of the applicable Products set forth in such Order or the agreed date for the commencement by Nortel of the applicable Services ("Service Commencement Date"), except that if Buyer cancels such Order within six (6) weeks or less of any such date, a cancellation fee of *___________ of the aggregate price of all Products and/or Services included in such cancelled Order shall be payable by Buyer. Nortel may invoice such amount upon receipt of Buyer's notice of cancellation of the Order.

c. Notwithstanding Exhibit C to the Agreement, Buyer may by written notice to Nortel not less than six (6) weeks prior to the delivery date of any Products set forth in an Order and/or the Service Commencement Date of the applicable Services, delay the delivery date of such Products and/or the Service Commencement Date of such Services for a period which shall not exceed ninety (90) days from the date such Products were originally scheduled to be delivered or ninety (90) days from the Service Commencement Date, subject to the availability from Nortel of the applicable Products and/or Services after such period of delay.

d. Except as set forth in Sections 5.b. and 5.c. of this Product Attachment, any change to an Order after Nortel's acceptance of such Order shall require written agreement of Nortel and Buyer upon a written change to the Order ("Change Order") which shall reference the original Order and be executed by the parties. No such changes shall be implemented until the applicable Change Order has been executed by the parties.

e. With respect to each Order for Products which is accepted by Nortel, Buyer may make a written request at least ninety (90) days prior to the scheduled shipment date of such Products for a change ("Change") consisting of certain addition(s) or deletion(s) to such Products. After receipt of such request, Nortel shall submit a Job Change Order ("JCO") to Buyer for Buyer's approval with respect to the requested Change. Each JCO shall state whether the requested Change shall increase or decrease the Price and/or time required by Nortel for any aspect of its performance under the Agreement with respect to such Order. Buyer shall accept or reject the JCO in writing within ten (10) days of receipt thereof. Failure of the Buyer to accept or reject the JCO in writing as described above shall be deemed a rejection of the JCO by Buyer. In the event an accepted JCO involves the return to Nortel of any Equipment which shall have been previously delivered to Buyer, Nortel may invoice and Buyer shall pay the transportation costs and Nortel's then-current restocking charge for the returned Equipment, such restocking charge shall not exceed *____________ of the list price for the returned Equipment.

f. Any increase or decrease in the Price with respect to an Order hereunder which is occasioned by an accepted JCO shall be added to or subtracted from, as applicable, the amount of the last payment due pursuant to Section 6 with respect to such Order.

g. If Buyer rejects a proposed JCO, then the rights and obligations of the parties with respect to the applicable Order shall not be subject to Buyer's requested Changes. Nortel shall be entitled to an extension of the dates for performance of its obligations with respect to the applicable Order as a result of any delays in such performance which result from the foregoing.

6.       PRICING

         With respect to Section 4, PRICES of the Agreement, the following additional terms shall apply:

a. The prices set forth in Schedule A with respect to any Initial System and/or Extension shall be in effect for the Product Attachment Term. The prices listed in Schedule A shall apply to any Order for an Initial System and/or an Extension listed in Schedule A which shall be received by Nortel during the Product Attachment Term, provided that the delivery date for such Initial System and/or Extension as set forth in the applicable Order shall be not more than one hundred twenty (120) days after Nortel's acceptance of such Orders.

b. The prices for Equipment, the fees for the right to use the Software, prices for any Merchandise, and charges for any Services, other than engineering and installation Services provided with any Initial System and/or an Extension shall be as subsequently agreed in writing by Nortel and Buyer.

c.       Shipment of the Product shall be F. O. B. the Installation Site

7.       TERMS OF PAYMENT

         With respect to Section 5, TERMS OF PAYMENT, the following additional terms shall apply:

a. With respect to each Initial System and/or Extension furnished hereunder by Nortel to Buyer the price listed in Schedule A shall be invoiced by Nortel in accordance with the following schedule:

         (i) Twenty percent (20%) of such price may be invoiced upon Nortel's acceptance of the Order for such Initial System and/or Extension,

         (ii) Fifty percent (50%) of such price may be invoiced on the date of shipment by Nortel to Buyer of the switch component of such Initial System and/or the Equipment of such Extension,

         (iii) Twenty percent (20%) of such price may be invoiced on the Turnover Date of such Initial System and/or Extension, and

         (iv) Ten percent (10%) of such price may be invoiced on the date of Acceptance of such Initial System and/or Extension.

b. Except as may be otherwise agreed in writing by the parties Nortel's prices for Merchandise and charges for any Services determined in accordance with Section 6.b. above may be respectively invoiced upon delivery of such Merchandise and upon performance of such Services by Nortel.

8.       TESTING, TURNOVER, AND ACCEPTANCE

         Pursuant to Section 8.1 of the Agreement, the rights and obligations of the parties with respect to testing, turnover and acceptance of any Products furnished hereunder and installed by Nortel shall be as follows:

a. Nortel shall provide Buyer with five (5) days written notice prior to commencing final commissioning and testing of any Products installed by Nortel. Buyer shall cause an authorized representative of Buyer to be present at the applicable Installation Site to witness such final commissioning and testing, provided that in the event such representative fails to be present for any reason, Nortel shall not be required to delay performance of such final commissioning and testing. In connection with the final commissioning and testing of such Products, Nortel shall test the Products for conformity with the applicable Acceptance Criteria. When such tests have been successfully completed, Nortel shall provide Buyer with written notice ("Turnover Notice") that the applicable Products meet such Acceptance Criteria and are ready for Buyer's testing for compliance with such Acceptance Criteria. Buyer shall promptly complete and return to Nortel Buyer's acknowledgment of receipt of such Turnover Notice.


b. Following the Turnover Date, Buyer may test the applicable Products for compliance with the Acceptance Criteria using the tests and test procedures contained in Nortel's Installation Manuals with respect to such Products. Within thirty (30) days following the Turnover Date of the applicable Products, Buyer shall notify Nortel either that Buyer has accepted such Products in writing using Nortel's standard Acceptance Notice form or that Buyer has not accepted such Products in which case Buyer shall also provide Nortel with a written notice ("Notice of Deficiency") which shall provide in reasonable detail the manner in which Buyer asserts that the Products failed to meet the Acceptance Criteria. With respect to any such details with which Nortel agrees, Nortel shall promptly proceed to take appropriate corrective action and following correction, Buyer may retest the Products in accordance with this Section. Buyer shall accept the Products in writing without delay when the tests pursuant to this Section indicate that the Products comply with the Acceptance Criteria.

c. With respect to any points of disagreement between Nortel and Buyer concerning any Notice of Deficiency which are not resolved by Nortel and Buyer within twenty (20) days after the effective date of the Notice of Deficiency, Buyer, at its option, may waive any rights it may have on account of any such points of disagreement, or require that the disputed points be resolved by arbitration.

d.       Buyer shall notify Nortel in writing of its election pursuant to
         Section 8.c. not later than twenty (20) days after the effective date of the Notice of Deficiency, if any, given to Nortel by Buyer. Such twenty (20) day period may be extended by mutual agreement in writing signed by the parties. Upon expiration of such twenty (20) day period, or any extension mutually agreed to by the parties, unless Buyer has notified Nortel to the contrary, Buyer shall be deemed to have elected to waive its right with respect to any points of disagreement then existing between it and Nortel with respect to such Notice of Deficiency.

e. If Buyer makes timely election to require arbitration of such disputed points, the arbitrator shall be chosen by mutual agreement. If the parties cannot agree upon an arbitrator within three (3) days of Buyer's election to arbitrate, each party shall within three (3) days thereafter select an independent and an unaffiliated person to be an arbitrator. These two (2) persons selected shall select a third person, independent and unaffiliated with either party, as a third arbitrator. The arbitration shall be conducted in accordance with the Rules of the American Arbitration Association, provided, however that the Arbitrator(s) shall be empowered to reduce the Prices of Products only to the extent that the Arbitrator(s) find that the benefit of Buyer's bargain has been reduced. The Arbitrator(s) shall not have any authority to grant partial or total rescission unless the Arbitrator(s) determine that (i) Buyer has not substantially received the benefit of its bargain; and (ii) money damages will not provide an adequate remedy. Judgment upon the award rendered by the Arbitrator(s) may be entered in any Court of competent jurisdiction.

f. For purposes of this Product Attachment, "Acceptance" of the applicable Products shall occur upon the earliest of the following and Buyer shall upon request sign Nortel's Acceptance Notice confirming such
         Acceptance:

         (i)      The date on which Buyer accepts such Products pursuant to
                  Section 8.b. of this Product Attachment;

         (ii) The failure of Buyer to provide Nortel with any notice required by Section 8.b. of this Product Attachment, with respect to such Products;

         (iii) Use by Buyer of such Products or any portion thereof in revenue producing service at any time; or

         (iv)     Waiver by Buyer of its rights pursuant to Section 8.c. or 8.d.

g. Acceptance by Buyer of such Products pursuant to Section 8.f. of this Product Attachment above shall not be withheld or postponed due to:

         (i) Deficiencies of such Products resulting from causes not attributable to Nortel, such as, but not limited to (A) inaccuracy of information provided by Buyer, (B) inadequacy or deficiencies of any materials, facilities or services provided directly or indirectly by Buyer and tested in conjunction with the applicable Products, or (C) spurious outputs from adjacent material; or

         (ii) Minor deficiencies or shortages with respect to such Products which are attributable to Nortel, but of a nature that do not prevent full and efficient operation of the Products.

h. With respect to any deficiencies of the type described in Section 8.g.(i), Nortel shall at Buyer's request and expense assist Buyer in the elimination or minimization of any such deficiencies. With respect to any deficiencies or shortages as described in the Section 8.g.(ii), Nortel shall, at Nortel's expense, take prompt and effective action to correct any such deficiencies or shortages.

i. In the event Buyer's Acceptance of any Products is withheld or postponed due to any deficiencies of the type described in Section 8.g.(i), Nortel shall invoice and Buyer shall pay

         Nortel's charges and reasonable expenses incurred by Nortel associated with Nortel's investigation of the reasons for Buyer's withholding or postponement of such Acceptance.

9.       WARRANTIES AND REMEDIES

         With respect to Exhibit D, LIMITED WARRANTIES AND REMEDIES, the following additional terms shall apply:

a. Except as set forth in Section 9.b. below, Nortel shall in performance of its obligations under Section 2 of Exhibit D to the Agreement, (i) ship replacement Equipment or complete the repair within fifteen (15) days of Nortel's receipt of the Equipment to be replaced or repaired, and (ii) commence the correction of the applicable installation Services within fifteen (15) days of receipt of notice from Buyer pursuant to Section 5 of Exhibit D to the Agreement.

b. For emergency warranty service situations involving the Equipment, Nortel shall during the applicable Warranty Period use all reasonable efforts to ship replacement Equipment within twenty-four (24) hours of notification of the applicable warranty defect by Buyer pursuant to
         Section 5 of Exhibit D to the Agreement, provided that Buyer shall have requested such emergency service. Nortel may invoice Buyer and Buyer shall pay Nortel's surcharge for emergency warranty services, such surcharge shall not exceed *____________________. If Nortel determines that due to the particular circumstances, onsite technical assistance is necessary, Nortel shall use all reasonable efforts to dispatch emergency service personnel to the applicable Installation Site within twenty-four (24) hours of receipt of notice from Buyer as described above.

c. All Products to be repaired or replaced, both within and outside of the applicable Warranty Period, shall be packed by Buyer in accordance with Nortel's then current instructions.

d. No later than ninety (90) days prior to the expiration of the Warranty Period with respect to any Initial System, Nortel shall offer to Buyer post-warranty support by means of an extended service plan or other terms, provided that neither party shall have any obligation with respect thereto except as may be agreed upon in writing by the parties. Should Nortel fail to provide such notice of offering a post-warranty support, Buyer shall have sixty (60) days after expiration of the Warranty Period, in which to purchase such post-warranty support.

10.      NOTICES

         Pursuant to Section 18.5 of the Agreement, any notices by Buyer to Nortel which are specific to this Product Attachment shall be delivered to the following address:

                           Northern Telecom Inc.
                           2350 Lakeside Blvd.
                           Richardson, Texas 75082-4399
                           Attn: Vice President, Carrier Networks


11.      ADDITIONAL TERMS

         The following additional terms shall apply to the Agreement:

a. With respect to Section 14, BUYER'S RESPONSIBILITIES, the following additional terms shall apply:

         (i) Buyer shall be responsible for ordering and coordinating with each applicable local telephone company the installation of all central office trunks and test trunks and Buyer shall be responsible for all utility charges associated with the installation, testing, operation and maintenance of Products furnished hereunder, including, but not limited to, all applicable charges for such central office trunks, test trunks and any tie lines.

b. Nortel shall provide documentation with respect to the Products in accordance with Schedule D to this Product Attachment.

c. In consideration of Buyer's commitment under Section 3, Nortel hereby grants Buyer *___________ worth of credits (each, a "Credit"). Each Credit shall have a value of One Dollar ($1.00). Buyer may use the credits any time during the Product Attachment Term. *________________ of the *________________ worth of credits may be used for the purchase of ClusterVision services, a module of the LaserGuided Marketing services, as those services are described and priced in Nortel publication number 5004.15/09-96 titled "LaserGuided Marketing ClusterVision Price List". The remaining *_______________ of the *______________ worth of credits may be used during the Product Attachment Term to purchase Total Network Solution services, as those services are generally described and priced in Nortel's proposal dated January 13, 1997, which proposal shall be subject to revision. The purchase of those services shall be covered by a separate agreement, the terms and conditions of which shall be mutually agreed upon. The Credits may not be redeemed for cash or used for the purchase of any other products or services, and Buyer shall not be entitled to any refund for any Credits not used prior to the expiration of the Product Attachment Term.

d. In the event Nortel decides to discontinue the manufacture of any Schedule A Products during the period of seven (7) years following the Turnover Date of each Initial System Ordered under this Product Attachment, then Nortel shall give Buyer written notice of such intent at least twelve (12) months prior to the date of such discontinuance. Buyer may, during the twelve month period following noticaftion, order and Nortel shall deliver as much of such Schedule A Products as Buyer needs at the then current prices and/or license fees. Nothing herein shall be construed to require Nortel to continue to manufacture any Schedule A Products.


NORTHERN TELECOM INC.                         FOCAL COMMUNICATIONS
                                              CORPORATION


By:   /s/ Vickie Yohe                         By: /s/ John Barnicle
      --------------------------------           -------------------------------
            (Signature)                              (Signature)


Name:   Vickie Yohe                           Name: John Barnicle
      --------------------------------              ----------------------------
        (Print)                                         (Print)


Title:  V.P. and General Manager              Title: Executive Vice President
      --------------------------------              ----------------------------

Date:   January 21, 1997                      Date: January 17, 1997
      --------------------------------              ----------------------------

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                                          PAGE 1


                               PRODUCT ATTACHMENT
                            S/DMS ACCESSNODE PRODUCTS

Northern Telecom Inc. ("Nortel") and Focal Communications Corporation ("Buyer") agree as follows:

NOW, THEREFORE Buyer and Nortel agree as follows:

1.           INCORPORATION BY REFERENCE

             This Product Attachment shall be incorporated into and made a part of Network Products Purchase Agreement No. JRD0197FCC between Nortel and Buyer.

2.           DEFINITIONS

             For purposes of this Product Attachment:

             "Equipment" shall mean the equipment listed in Schedule A.

             "Product Attachment Term" shall mean the period which shall commence on the date this Product Attachment is executed by the latter of the parties and shall expire December 31, 2000.

             "Services" shall mean the services described in Schedule B.

             "Software" shall mean the software listed in Schedule A.

             "Specifications" shall mean Nortel's standard published performance specifications for the Products.

             "Warranty Period" shall mean *_______ months from the date of shipment stamped on the Equipment or, if the date of shipment is not marked on the Equipment, *______ months from the date of manufacture. In the event Nortel performs installation Services, the Equipment warranty shall be *______ months from the date of acceptance as set forth in Section 7 herein.

3.           SCHEDULES

             The following Schedules which are attached hereto are an integral part of the Product Attachment and are incorporated herein by reference:

                         Schedule A - Products, Prices, and Fees
                         Schedule B - Services and Charges

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                                          PAGE 2


                         Schedule C - Delivery Intervals
                         Schedule D - Forecast

4.           ORDERING

             4.1 All Orders shall specify the Products required and the Services, Nortel is to perform, if any.

             4.2 Any change to the original Order initiated by Buyer after Nortel's acceptance of the Order and any resulting adjustments to prices, schedule and/or other requirements of the Order shall be negotiated, mutually agreed upon and subsequently detailed in a written change to the Order ("Change Order"), referencing the original Order and executed by authorized representatives of Buyer and Nortel. The adjustment of the Order prices for Products and charges for any Services, as applicable, in a Change Order shall be established on the basis of Nortel's then current merchandise prices for such Products and/or charges for Services. In the event that the Change Order affects work already performed, the adjustment of the Order price shall include reasonable charges incurred by Nortel related to such work. No such changes shall be performed until a Change Order has been executed by Nortel and Buyer as described above.

5.           PRICING

             5.1 During the Product Attachment Term, Pricing for Equipment and Software shall be as set forth in Schedule A.

             5.2 The prices for engineering, installation and/or system line-up and testing ("SLAT") Services performed by Nortel with respect to an accepted Order shall be as quoted by Nortel and agreed to by Buyer prior to issuance of the applicable Order.

             5.3 Nortel will prepay freight charges and the cost of any insurance requested by Buyer and invoice Buyer for these items at Nortel's actual cost. These charges will appear as separate line items on Nortel's invoice.

6.           TERMS OF PAYMENT

             Nortel shall invoice Buyer for the price of the Products as well as any prepaid freight and insurance charges upon shipment of the Products. Any Services provided hereunder shall be invoiced to Buyer upon Nortel's completion of such Services.

7.           TESTING, TURNOVER AND ACCEPTANCE

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                                          PAGE 3



             7.1 When Nortel installs the Products, Buyer's acceptance of the Products and Services shall take place, or be deemed to have taken place, upon completion by Nortel of installation and SLAT Services in accordance with Nortel's standard procedures and practices, as evidenced by the acceptance test results showing that the Products meet and perform in accordance with the applicable Specifications. Upon such acceptance, Nortel shall provide Buyer with a turnover notice to be acknowledged in writing by Buyer. By providing the turnover notice, Nortel certifies that the Products meet and perform in accordance with the applicable Specifications. Acceptance of the Products shall not be withheld or postponed due to:

                    a) deficiencies of the Products or any other product with which such Products are used or operated, resulting from causes not attributable to Nortel, such as but not limited to (i) inaccuracy of information provided by Buyer, (ii) inadequacy or deficiencies of product, facilities or services provided by Buyer or a third party and tested in conjunction with the Products, or
                         (iii) other conditions, external to the Products provided by Nortel, which are beyond limits specified herein and are used by Nortel in performance calculations and spurious outputs from adjacent product. Nortel shall, however, at Buyer's expense, assist Buyer in the elimination or minimization of such deficiencies; or

                    b) minor deficiencies or shortages, attributable to Nortel, of a nature that do not prevent full and efficient commercial operation of the Products. Nortel shall, however, at its expense, take prompt and effective action to correct any such deficiencies or shortages.

             7.2 The effort associated with Nortel's investigation of any deficiencies not attributable to Nortel shall be billed to Buyer.

8.           WARRANTIES AND REMEDIES

             8.1 The repair or replacement of Equipment and the correction of defective installation Services shall be warranted for a period of *___ days or the remainder of the original Warranty Period whichever is longer.

             8.2 Nortel shall provide Buyer with repair and replacement service for a minimum period of seven (7) years from the commencement date of this Product Attachment, subject to the condition that should Nortel discontinue manufacture or repair of the Product or portions thereof prior to the expiration of such seven (7) year period (such right of discontinuance being expressly reserved by Nortel), Nortel shall provide Buyer with a twelve (12) month prior written notice of any discontinuance so as to enable Buyer to

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                                          PAGE 4


                         place an order for its requirements or to enter into any other mutually satisfactory agreement with Nortel prior to such discontinuance. This provision shall survive the expiration of this Product Attachment.

9.           NOTICES

             Pursuant to Section 18.5 of the Agreement, any notices by Buyer to Nortel which are specific to this Product Attachment shall be delivered to the following address:

                         Northern Telecom Inc.
                         5555 Windward Parkway, Suite B
                         Alpharetta, Georgia 30201-3895
                         Attn: Vice President and General Manager,
                           Access Networks

10.          ADDITIONAL TERMS

             10.1 Nortel may, from time to time, issue updates to the Software and, upon Buyer's payment of applicable Right to Use Fees or Software License Fees, if any, shall license these updates to Buyer. Nortel shall classify such updates as either: 1) Incremental Software Upgrades ("ISUs"), designed to correct any nonconformance to the applicable Software specifications or 2) enhancements which will provide additional features ("Enhancements"). Updates to Software, classified as ISUs by Nortel, will be provided at no cost to Buyer. Notwithstanding the foregoing, ISUs and Enhancements shall not include the cost of any associated hardware that may be required to update such ISUs. Updates classified as Enhancements, which will be used by Buyer in its operations shall be made available to Buyer on a billable basis. In the event Nortel determines that the update includes both ISUs and Enhancements which will be used by Buyer in its operations, such update shall be made available to Buyer. If Buyer elects to receive the update, Nortel shall invoice Buyer only for the amount determined by Nortel to be attributed to the Enhancements contained in such update.

             10.2 In order to allow Nortel to meet its delivery requirements, Buyer shall issue a forecast showing the specific types and quantities of Products to be released and the dates such Products will be released throughout the Product Attachment Term. Buyer shall update such forecasts quarterly with each forecast stating the specific types of Products and quantities of Products to be released during the next quarter. The initial forecast shall be as set forth in Schedule D. In the event Buyer does not meet its obligation to update its forecast quarterly, then Nortel shall not be obligated to meet its forecasted delivery intervals as stated in Schedule C.

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                                          PAGE 5



                         Nortel's only obligation regarding such delivery intervals shall be to meet delivery dates set forth in an accepted Order. If Nortel, prior to acceptance of an Order, advises Buyer that it cannot meet a delivery date shown in an Order, both parties will negotiate a revised date prior to acceptance of the Order by Nortel. The installation and SLAT intervals applicable to an Order will be quoted by Nortel and agreed to by Buyer and Nortel prior to issuance of such Order.

             10.3 If Nortel is providing Buyer with installation Services, Buyer shall be responsible for having all installation sites ready on time and in accordance with Nortel's requirements. Buyer shall be responsible for any expense incurred by Nortel as a result of Buyer's failure to meet the foregoing obligations.



11.          EXCLUSIVITY

             During the Product Attachment Term, Buyer shall purchase from Nortel *_________________ digital loop carriers ("DLCs") or *__________ of Products, whichever is less. Buyer shall be relieved of its obligation to purchase its requirements for DLCs from Nortel in the event Buyer acquires a company through a merger or acquisition and which, at the time of the merger or acquisition, operates DLCs not manufactured by Nortel.

12.          HOST DIGITAL TERMINALS

             12.1 Buyer shall issue an Order for a voice module ("Voice Module") and host digital terminal ("HDT") in accordance with Section 4, ORDERING, and the pricing set forth in Schedule A. *____________________ Each HDT supports up to fourteen (14) Voice Modules in the AN14 Software release therefore, 70% full shall equal ten
                         (10) Voice Modules interfacing the HDT. For the AN16 Software release, the HDT supports up to twenty-eight
                         (28) Voice Modules therefore, 70% full shall equal twenty (20) Voice Modules interfacing the HDT. The most recently ordered HDT shall be seventy percent (70%) of full capacity and HDTs previously ordered shall be one hundred percent (100%) of full capacity before additional HDTs may be ordered by Buyer.

             12.2 One week after Buyer's acceptance of the HDT and AccessNode Express as described in Section 7, TESTING, TURNOVER, AND ACCEPTANCE, Nortel shall provide an instructor for one (1) on-site training course for a maximum of ten (10) people on AccessNode Express, at no charge, for each new metropolitan area where a Nortel switch with an AccessNode Express is deployed by Buyer. Nortel shall be responsible for travel and living expenses of the course instructor and Buyer shall be responsible for travel and living expenses of course attendees.

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                                          PAGE 6



NORTHERN TELECOM INC.                    FOCAL COMMUNICATIONS
                                         CORPORATION

By:    /s/ Martin Rist                   By:    /s/ John R. Barnicle
       ---------------------------              ----------------------------
       Signature                                Signature

Name:  Martin Rist                       Name:  John R. Barnicle
       ---------------------------              ----------------------------
       Print                                    Print

Title: V.P. Marketing                    Title: E.V.P. - C.O.O.
       ---------------------------              ----------------------------

Date:  February 20, 1998                 Date:  February 17, 1998
       ---------------------------              ----------------------------

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                                      SCHEDULE A
                                                                     PAGE 1 OF 1


                           PRODUCTS, PRICING AND FEES

           SECTION

             1           Pricing for Stock Models

             2           Merchandise List


                   * FIFTEEN PAGES REGARDING PRICING AND
                   MERCHANDISE LISTINGS ARE SUBJECT TO
                   FOCAL'S CONFIDENTIALITY REQUEST AND
                   HAVE BEEN OMITTED FROM THIS FILING

                                                        AGREEMENT NO. JRD0971FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                                      SCHEDULE B
                                                                     PAGE 1 OF 1

                              SERVICES AND CHARGES

          SECTION

             1           Repair/Replacement Procedures

             2           Equipment Support

             3           Training

             4           Service Charges

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 1
                                                                     PAGE 1 OF 7




                          REPAIR/REPLACEMENT PROCEDURES


1.           GENERAL

             Nortel's Replacement-Repair Service Center located in Nashville, Tennessee, handles all repairs for Broadband/AccessNode Equipment. Broadband/AccessNode Equipment processed through Nortel is typically handled on a "Replacement-Repair" basis.

2.           REPAIR SERVICES - EQUIPMENT

             2.1         Normal Replacement Intervals

                         Normally, Nortel will ship a replacement unit within thirty (30) calendar days after receipt of a defective unit.

             2.2         On-Site Repair

                         The nature of some Equipment may make it more feasible to effect the repairs on the Buyer's premises. These arrangements will be made through the Nortel's Global Product Support ("GPS") group serving the Buyer's area.

             2.3         Emergency Replacement

                         Defective Equipment vital to the call processing ability of a system qualifies for emergency service. This service is not intended to take the place of normal replacement service. Emergency replacement will be provided under the following conditions:

                         a. The last spare circuit pack has been used to replace a defective pack in a system and all similar packs in the system are carrying live traffic.

                         b. Nortel's ETAS group advises that an emergency situation exists and certain Equipment is required to correct the situation.

                         Nortel provides emergency replacement Equipment (new, repaired, or functionally equivalent) at the service charges set forth in Section 4 of this Schedule within twenty-four (24) hours of a verbal request from the Buyer. This service is available twenty-four (24) hours a day, including holidays. Upon receiving verbal request, a replacement unit will be shipped to the

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 1
                                                                     PAGE 2 OF 7


                         Buyer. Written confirmation of the verbal request must be forwarded to Nortel within three (3) working days of the verbal request for replacement. To request emergency replacement service, phone 1-800-251-1758, option 8 or 1-800- 423-9658.

             2.4         Upgrade to a Later Vintage Level

                         If requested by the Buyer, an upgrade may be applied to a Buyer's unit submitted to Nortel for repair, provided that the Equipment is upgradeable to the requested vintage. Typically, the Buyer will be billed at normal repair prices for this service. The Buyer shall make prior arrangements with the appropriate service center to obtain this service.

             2.5         Vendor Products (OEM)

                         The repair of most OEM equipment can be coordinated through the Replacement-Repair Service Center in Nashville, Tennessee. Upon receipt from the Buyer of defective OEM equipment, Nortel will arrange the repair and return of these units by the OEM vendor.

3.           SOFTWARE SERVICE

             3.1         New Software Updates

                         New Software Updates will be introduced via Nortel's established Product Change Notice (PCN) routine. At least sixty (60) days prior to field introduction, notification of these changes will be provided to Buyer by Nortel in writing.

             3.2         Software Updates

                         Software updates can be performed in-service on the system without site visits. The policy for compatibility over time is that a single step in-service update will be supported for a period of two
                         (2) years from the general availability date of the product release. Upgrading a system to the most recent update from a product release beyond the two (2) year window may involve an intermediate step (i.e., upgrading the system to an intermediate update) and the purchase by Buyer of additional Equipment.


             3.3         Software Update Fees

                         Updates which are classified as Enhancements by Nortel will be made available to Buyer at a price determined by Nortel at the time such Software

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 1
                                                                     PAGE 3 OF 7

                         Update is offered to Buyer. Updates which are classified as ISUs by Nortel will be provided at no cost to the Buyer. Notwithstanding the foregoing, ISUs and Enhancements shall not include the cost of any associated hardware that may be required.

4.           BUYER PROCEDURE FOR REPLACEMENT-REPAIR SERVICE

             Two types of Replacement-Repair services are offered to Buyer:

             a.          Direct mail-in Replacement-Repair

             b.          Advance Authorization Replacement-Repair

                         Buyer may have Replacement-Repair service pre-authorized and initiated within Nortel by a telephone call to Nortel's Replacement Repair Service Center.

             The decision on which procedure to use is the Buyer's. (Emergency service is handled as Advance Authorization Replacement-Repair only). Regardless of the procedure selected, certain guidelines as prescribed below are to be followed.

             4.1         Direct Mail-In Procedure for Replacement-Repair

                         a. For each defective unit, failure tags
                            should be completed and attached to the
                            Equipment.

                         b. Two copies of Nortel's mail-in form, or an
                            equivalent form approved by Nortel, should be completed and enclosed with each shipment.

                         c. The following data must be provided on the mail-in
                            form:

                            o Buyer's shipping address and phone number to
                              contact in case of a shipping discrepancy;

                            o Buyer's billing address, billing contact, and
                              phone number;

                            o Buyer's Order number and authorization;

                            o Shipping instructions;

                            o Unit identification (Nortel Product Engineering
                              Code);

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 1
                                                                     PAGE 4 OF 7



                            o Quantity of units;

                            o Date shipped.

                         d. Defective units are to be packaged for
                            shipment following the procedures outlined in Section 4.3 and shipped to Nortel in accordance with Section 4.4.

                         e. Defective units are to be shipped to:

                            Northern Telecom Nashville Service Center
                            917 Air Park Center Drive, Dock F
                            Nashville, Tennessee 37217
                            Attention: Repair and Return

                         Any discrepancy in the above procedure will be brought to the attention of the Buyer upon Nortel's receipt of the defective Equipment.

                         Buyer's inquiries related to Direct Mail-In service must reference the Buyer's Order number.

             4.2         Advance Authorization Procedure for Replacement-Repair

                         a. Upon Buyer's identification of defective
                            units, Nortel's Replacement-Repair Service
                            Center can be contacted as follows:

                            o Monday through Friday, excepting
                              holidays, from 7:00 am to 6:00 pm,
                              central standard time, telephone
                              1-800-251-1758, option 8 or
                              1-800-423-9658. The call will be received directly by a Customer Service
                              Representative.

                         b. The following information must be provided
                            by the Buyer when calling:

                            o Buyer's ship to address;

                            o Buyer's billing address;

                            o Buyer's Purchase Order number and authorization
                              number;

                            o Urgency of request (normal or emergency);

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 1
                                                                     PAGE 5 OF 7




                            o Shipping instructions;

                            o Unit identification (Nortel Product Engineer
                              Code);

                            o Quantity of units.

                         c. A unique repair order identification number
                            will be issued by Nortel's
                            Replacement-Repair Service Center for each order. Please reference this number on all inquiries.

                         d. Failure tags should be completed and
                            attached to each defective unit.

                         e. Defective units are to be packaged and
                            shipped in accordance with the procedures outlined in the following Sections. The repair order identification number should be clearly marked on the outside of cartons and on all paperwork.

             4.3         Packaging

                         Defective Equipment should be packaged in anti-static containers, preferably of standardized design for circuit packs. (Buyer shall consult with Nortel's Customer Service Representative for information on approved containers.)

                         Note: Neither bubble pack nor Styrofoam chips should be used as packaging material. Use of such material may generate static electricity which could severely damage a circuit pack. Use of this material may, at Nortel's discretion, result in shipments being refused and/or warranties being voided.

                         Failure tags should be completed and attached to each unit. Each unit should be wrapped individually.



                        Note:         Failure tags should be attached to the
                                       lock latch of a circuit pack. Please do
                                       not attach the tag to any component on
                                       the circuit pack as this could result in damage to the Equipment.

                         A copy of the packing list should be placed inside each box to further ensure proper receipt of a multiple box shipment.

             4.4         Basic Shipping Procedure

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 1
                                                                     PAGE 6 OF 7


                         a. Buyer shall bear risk of loss and damage on shipments to Nortel. Nortel shall bear risk of loss or damage on shipments to Buyer.

                         b. The Mail-In Form or a packing list (where advance authorization is required) must be included. The following information is required by Nortel:

                                     o Repair order identification (if advance
                                       authorization replace-ment-repair service is used);

                                     o Buyer's Order number;

                                     o Buyer's name, ship to address, and
                                       telephone number to contact in case of a shipping discrepancy;

                                     o Buyer's bill-to address, contact person,
                                       and telephone number;

                                     o Date shipped;

                                     o Unit identification (Nortel's Product
                                       Engineering Code);

                                     o Quantity shipped.

                                     Note: Failure to provide the above
                                           information could result in a delay
                                           in processing the Order.

                         c. Buyer shall select an appropriate carrier based upon the weight and size of shipment.

             4.5         Shipping Costs

                         a.          In Warranty and Out of Warranty

                                     1.           Buyer shall return defective
                                                  Equipment to Nortel prepaid.

                                     2.           Nortel shall ship the
                                                  replacement Equipment to Buyer
                                                  prepaid using an appropriate
                                                  surface carrier. Arrangements
                                                  can be made for air shipments
                                                  at Buyer's expense.

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 1
                                                                     PAGE 7 OF 7





             4.6         Unrepairable Equipment

                         a. In Warranty

                            In the event Equipment under warranty is returned to Nortel and is judged by Nortel to be beyond repair due to faulty material or workmanship, Nortel will replace the defective Equipment with a new, repaired, or functionally equivalent unit at no cost to Buyer.

                         b. Out of Warranty

                            In the event Equipment not covered by
                            warranty is returned to Nortel and is
                            judged by Nortel to be beyond repair, it will be returned to the Buyer. Nortel will replace the defective Equipment at Buyer's request, and invoice the Buyer at the then current price for such new Equipment.

             4.7         Non-Return of Defective Units - Buyer Responsibility

                         When Nortel has shipped a replacement unit to Buyer after verbal notification of a defective unit, Buyer is responsible for returning the associated defective Equipment to Nortel within thirty (30) calendar days of the shipping date of its replacement. If Buyer's defective Equipment is not received within such thirty
                         (30) calendar day period, Buyer shall be invoiced the then current price of new Equipment plus fifteen percent (15%). Consequently, an open Purchase Order number must be provided by the Buyer when obtaining a Return Authorization number.

5.           BUYER PROCEDURE FOR SOFTWARE UPDATES

             Software updates are to be handled via the normal Advanced Authorization Procedure as set forth in Section 4.2. The Basic Shipping procedure contained in Section 4.4 shall be followed except that the Software license(s) shall be returned to Nortel via registered mail.

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 2
                                                                     PAGE 1 OF 5



                           EQUIPMENT/SOFTWARE SUPPORT

1.           WARRANTY SUPPORT

             1.1         Remote (off-site) Assistance

                         Technical support offered at no charge to Buyer during the Warranty Period includes Remote (off-site) assistance to Buyer's trained personnel in resolving Equipment and Software operational and compatibility problems.

                         Remote (off-site) assistance consists of one or more of the following:

                         a. Over-the-phone consultations and guidance at
                            1-800-275-8726.

                         b. Interrogation and analysis of systems over
                            data lines from Nortel's service facility.

                         c. Other activity directly related to problem
                            resolution, where Nortel travel is not
                            involved.

                         If after investigation, Nortel determines that the problem was caused by equipment, software, or conditions not attributable to Nortel then such technical assistance shall be billable to Buyer in accordance with Nortel's current rates and procedures as set forth in Section 3 of this Schedule.

                         Calls to Nortel's service facilities during Nortel's off-hours shall be limited to Equipment or Software failures directly affecting service that Buyer could not resolve by following standard troubleshooting procedures, covered by NTPs.

             1.2         Local (on-site) Assistance

                         Local (on-site) assistance by Nortel field engineers is also available as part of the warranty support. To qualify for Local (on-site) assistance without charge, the following efforts must have been exhausted prior to the field trip:

                         a. Buyer has determined that the Equipment or Software
                            is the source of the problem; and

                         b. Buyer was unable to resolve the problem by
                            using standard troubleshooting procedures covered by applicable NTP's; and

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 2
                                                                     PAGE 2 OF 5

                         c. Nortel 's engineer could not resolve the
                            problem remotely with full cooperation of Buyer's personnel.

                         Local on-site assistance, provided at Buyer's request, that does not meet above requirements is billable in accordance with Nortel's current rates and procedures as set forth in Section 3 of this Schedule. If after investigation, Nortel determines that the need for Local (on-site) assistance was not caused by the Equipment, Software nor conditions attributable to Nortel then, such technical assistance and associated travel and living expenses shall be billable to Buyer at Nortel's current rates and procedures as set forth in Section 3 of this Schedule.

                         The following types of assistance fall outside the scope of warranty support and are billable;

                         a. Local (on-site) assistance with system
                            verification and pre-service testing, where required by the Buyer.

                         b. Local (on-site) assistance for Software
                            upgrades, where required by the Buyer.

                         c. Analysis to determine origins of the fault
                            and resolution of technical problems
                            associated with equipment or software not furnished by Nortel.

                         d. Non-emergency calls for technical
                            assistance during Service Center off-hours.

                         e. Consultation in excess of 1/2 hour on
                            matters that are adequately covered by
                            standard documentation and/or for which
                            training programs are available, including
                            Software upgrades.

2.           OUT-OF-WARRANTY SUPPORT

             Technical assistance as set forth in Section 1 of this Schedule is available for out-of-warranty Equipment and is billable at the current rates and procedures as set forth in Section 1 of this Schedule.

3.           TECHNICAL SERVICE RATES

             All billable technical services are billed at hourly rate plus expenses as defined herein.

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 2
                                                                     PAGE 3 OF 5

             Billable expenses include travel, meals and lodging costs for Nortel's service representatives, long distance telephone and data link charges and other costs which are directly related to the service effort. These expenses shall be augmented by fifteen percent (15%) handling and administration charge.

             For Local (on-site) assistance service, both work and travel time are included and charged as applicable. Minimum charge for Local (on-site) assistance service is eight (8) hours plus expenses.

             Minimum charge for Remote assistance service shall be one (1) hour, billable according to the rate structure listed below.

             The following standard rates are in effect for these procedures:

             i)          REGULAR WORKING HOURS (STD) - * ______
             ii)         OVERTIME 1 RATE (OTT) - * ______
             iii)        OVERTIME 2 RATE (OT2) - *
                                                   ______



Buyer's Local Time    00000             0800             16:30                     2400
                      Midnight          8:00 a.m.        4:30 p.m.             Midnight
--------------------  ----------------  ---------------  -------------  ---------------
MON-FRI                       OT1               STD                  OT1
---------------------------------------------------------------------------------------
SAT                                  OT1                             OT1
---------------------------------------------------------------------------------------
SUN/HOLIDAYS                                          OT2
---------------------------------------------------------------------------------------

NOTE: Nortel observed holidays are. New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after, and Christmas week.

The telephone number for the Broadband Technical Support Group is as follows:

             Non-Emergency Support:  1-800-ASK TRAN (1-800-27~8726)
             Emergency Support:      1-800ASK ETAS  (1-800-27~3827)

4.           TECHNICAL PROBLEM RESOLUTION OBJECTIVES

             As different types of problems require different levels of reaction, a Nortel Priority Classification system is set up to establish a relationship between the reported problems and appropriate level of reaction and resolution. The Priority System is based upon problem's direct or potential effect upon subscriber service. Each reported problem is assigned priority rating accordingly.

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 2
                                                                     PAGE 4 OF 5

             The Priority System has five levels:

                         E1 - Emergency: Severe Degradation or Outage

                         E2 - Emergency: Potential Degradation or Outage

                         S1 - Non-Emergency: Service-Affecting Problem

                         S2 - Non-Emergency: Intermittently Service Affecting

                         NS - Non-Service Affecting Problem

             The resolution objective for E1 or E2 Emergency classification is immediate and continuous assistance until the service level is restored to pre-incident operation. For assistance in such E1 or E2 Emergency, please call 1-800-275-3827. The resolution objective for non-emergency condition is to provide a status response in two (2) weeks and solution to the problem in four (4) weeks for S1 Classification or eight (8) weeks for S2. The resolution objective for non-service affecting condition is to provide a status response in six (6) weeks and a fix, if applicable, will be scheduled for future standard hardware, software or documentation update or revision.

             THESE OBJECTIVES DO NOT CONSTITUTE CONTRACTUAL OBLIGATION UPON NORTEL, BUT ARE GENERALLY IN SUPPORT OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. NORTEL RESERVES THE RIGHT TO EXERCISE JUDGMENT ON THE ECONOMIC OR STRATEGIC BENEFITS OF EXECUTING ACTIONS ON ALL REPORTED OR ANTICIPATED PROBLEMS. THIS MAY RESULT IN AN ACTION DIFFERENT FROM THOSE DESCRIBED. IN SUCH CASE, THE CUSTOMER WILL BE INFORMED.

             The following is a detailed description of priority ratings:

                         E1 - Emergency: Severe Degradation or Outage

                         i)          System ceased call processing
                         ii)         10% or more subscribers out of service;
                         iii)        50% or more trunk circuits out of service;

             E2 - Emergency: Potential Degradation or Outage

                         i)          Redundant Common Equipment inoperable
                         ii)         20% or more trunk circuits out of service;

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 2
                                                                     PAGE 5 OF 5


             S1 - Service Affecting Problem

                         i) Problems directly and continuously affecting subscriber service, not specified under E1 or E2;

                         ii) Problems that will seriously impair service after
                             in-service date;

             S2 - Intermittently Service Affecting Problem

                         i)  Software and hardware faults that only
                             intermittently affect service;

                         ii) Documentation errors that result or lead to service
                             impairments;

                         iii)Problems where operating company can show
                             significant impact upon plant and traffic operations;

             NS - Non-Service Affecting Problem

                         i)  Service analysis, operational
                             measurements, or system related
                             documentation inaccuracies that do not
                             affect call processing or revenue
                             collection capabilities;

                         ii) Non-service affecting software inconsistencies;

                         iii)Loss of test facilities for which manual
                             procedures or alternate test equipment can be readily substituted.

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 3
                                                                     PAGE 1 OF 2

                                    TRAINING

The Nortel training program offers Buyer courses for all S/DMS AccessNode Product covered by this Agreement at Nortel's then current charge for such courses.

"In-house" courses are given at training facilities located at Nortel's Regional Training Centers. Fully equipped with captive systems covered in the course offering, the student gains extensive "hands-on" experience at the Nortel training facilities. Courses may also be given at a customer's "on-site" location where appropriate facilities and equipment are available. Nortel recommends students attending "In-house" courses when possible as "on-site" courses generally do not offer as effective a presentation environment and also limits "hands-on" experience.

All courses offer students with standard training material presented by qualified instructors. Maintenance courses cover an explanation of the transmission principles involved, installation, operation, maintenance (including fault locate procedures for trouble-shooting equipment and circuit replacement), and a thorough review of Nortel's product documentation (NTP's).

For scheduling of courses, determining presentation locations, and availability of seats, please contact Nortel's Training Coordinator in Raleigh, North Carolina at (919) 859-8400.

"IN-HOUSE" TRAINING

Courses are offered at the Nortel Regional Training Center located in Raleigh, North Carolina.

"In-house" training courses normally accommodate up to eight (8) students with seats filled on a "first come/first served" basis. Courses may be subject to rescheduling if a minimum class size is not met.

Course charges are per student for each course with travel and living expenses paid by Buyer. Nortel will provide information on local accommodations.

Nortel will confirm in writing the course dates for each student. After confirmation, cancellation requires at least two (2) weeks notice prior to course commencement.

"ON-SITE" TRAINING

Many of the training courses may be conducted at the Buyer's facilities "on-site". Two (2) months advance notice is required to schedule these courses with Buyer providing access to working equipment. Buyer also provides all test equipment for training. Nortel can arrange for test equipment to be available at additional charges of up to $2000 if Buyer does not have all requisite equipment.

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 3
                                                                     PAGE 2 OF 2


Charges for "on-site" training are on a per-course basis with a maximum of ten
(10) students to attend such courses unless otherwise stated. The course fee does not cover the instructor's travel and living expenses. If Buyer cannot provide suitable training facilities including audio/visual equipment, charges for such equipment incurred by Nortel will be billed to the Buyer.

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                           SCHEDULE B, SECTION 4
                                                                     PAGE 1 OF 1

                                 SERVICE CHARGES


1.           REPAIR/REPLACEMENT - EQUIPMENT

                                            IN-WARRANTY*      OUT-OF-WARRANTY*
                                            ------------      ----------------
             Normal Service                 No charge         Standard unit charges
             (30 days)                                        per current price list

             Emergency Service (24 hours)

             1.  Requested 8:00 AM-         $50 surcharge     $50 surcharge
                 6:00 PM EST weekdays       per unit          per unit plus standard
                                                              unit charges per
                                                              current price list

             2.  Requested weekends,        $100 surcharge    $100 surcharge per unit
                 holidays, and weekdays     per unit          plus standard unit charges
                 6:01 PM - 7:59 AM EST                        per current price list




*Maximum charge is $250 for items on the same Order requiring emergency service.

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                                      SCHEDULE C
                                                                     PAGE 1 OF 1

                               DELIVERY INTERVALS


PRODUCT               FORECASTED             UNFORECASTED
-------               ----------             ------------
S/DMS AccessNode      *                      *
                      -------------          -------------------
Notes:

1. All After Receipt of Order ("AROCHEM") intervals are based on standard type Product.

                                                        AGREEMENT NO. JRD0197FCC
                                                   ACCESSNODE PRODUCT ATTACHMENT
                                                                      SCHEDULE D
                                                                     PAGE 1 OF 1

                                    FORECAST


TO BE PROVIDED BY CUSTOMER